Calculation of Filing Fee Tables
S-8
Summit Therapeutics Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	3,338,428	$ 22.55	$ 75,281,551.40	0.0001531	$ 11,525.61
2	Equity	Common Stock, $0.01 par value per share	Other	3,061,572	$ 20.24	$ 61,966,217.28	0.0001531	$ 9,487.03
3	Equity	Common Stock, $0.01 par value per share	Other	1,755,760	$ 22.55	$ 39,592,388.00	0.0001531	$ 6,061.59
4	Equity	Common Stock, $0.01 par value per share	Other	2,244,240	$ 14.33	$ 32,159,959.20	0.0001531	$ 4,923.69
Total Offering Amounts:						$ 209,000,115.88		$ 31,997.92
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 31,997.92
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), that become issuable from time to time by reason of any stock dividend, stock split, recapitalization or other similar transaction. (2) Represents shares of Common Stock reserved for future issuance under the Registrant's 2020 Stock Incentive Plan (the "2020 Plan"). (3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the Common Stock as reported on the Nasdaq Capital Market on May 14, 2025 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), that become issuable from time to time by reason of any stock dividend, stock split, recapitalization or other similar transaction. (4) Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted by the Registrant pursuant to the 2020 Plan. (5) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the weighted average exercise price of such outstanding awards.

[3]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), that become issuable from time to time by reason of any stock dividend, stock split, recapitalization or other similar transaction. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the Common Stock as reported on the Nasdaq Capital Market on May 14, 2025 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission). (6) Represents shares of Common Stock reserved for future issuance as inducement to new employees in accordance with Nasdaq Listing Rule 5635(c)(4). Any such inducement awards issued will be granted outside of the 2020 Plan, but pursuant to the terms of the 2020 Plan as if such awards were granted under the 2020 Plan, pursuant to the "inducement" grant exception under Nasdaq Listing Rule 5635(c)(4) and have been approved by the Registrant's Compensation Committee of the Board of Directors.

[4]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), that become issuable from time to time by reason of any stock dividend, stock split, recapitalization or other similar transaction. (5) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the weighted average exercise price of such outstanding awards. (7) Represents the shares of Common Stock issuable upon the exercise of outstanding inducement stock options granted by the Registrant as inducement to new employees in accordance with Nasdaq Listing Rule 5635(c)(4). Such inducement stock options were granted outside of the 2020 Plan, but pursuant to the terms of the 2020 Plan as if such awards were granted under the 2020 Plan, pursuant to the "inducement" grant exception under Nasdaq Listing Rule 5635(c)(4) and have been approved by the Registrant's Compensation Committee of the Board of Directors.